UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2001

Commission file number 0-9165

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STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	38-1239739
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

P.O. Box 4085, Kalamazoo, Michigan	49003-4085
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (616) 385-2600

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ITEM 1.	OTHER EVENTS

On December 21, 2001, Stryker Corporation (the "Company") issued a press release with respect to the establishment of a $1 billion unsecured credit facility and the use of $731 million drawn thereunder to repay the secured credit facility entered into in 1998 in connection with the Howmedica acquisition and to terminate the synthetic lease and purchase the Company's Mahwah, New Jersey manufacturing and distribution facility. Such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits
10.1	Form of $750 million Five-Year Credit Agreement, dated as of December 21, 2001, among the Company and the Agents and other Lenders party thereto.

10.2	Form of $250 million 364-Day Credit Agreement, dated as of December 21, 2001, among the Company and the Agents and other Lenders party thereto.

99.1	Press Release issued by Stryker Corporation on December 21, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

January 4, 2002	/S/ DEAN H. BERGY
Date	Dean H. Bergy
Vice President, Finance